UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 6, 2010

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

Filing Timeline Update

Comverse Technology, Inc. (the “Company”) currently expects to file its comprehensive Annual Report on Form 10-K for the fiscal years ended January 31, 2009, 2008, 2007 and 2006 (the “Comprehensive Form 10-K”) in August 2010.  In addition, the Company continues to make significant progress in its efforts to complete its Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and the quarterly reports required for it to become current in its periodic reporting obligations and intends to file such reports as soon as practicable after the filing of the Comprehensive Form 10-K.  The Company’s ability to meet this timeline remains dependent upon the achievement of certain remaining milestones in the Company’s reporting and disclosure processes.

The shares of Verint Systems Inc., the Company’s majority-owned publicly-traded subsidiary, resumed trading on The NASDAQ Global Market on July 6, 2010.  The shares of Ulticom, Inc., the Company’s other majority-owned publicly-traded subsidiary, resumed trading on The NASDAQ Global Market on November 25, 2009.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology.  There are numerous risks and uncertainties that could cause the timing of events to differ materially from those anticipated by the forward-looking statements in this Current Report on Form 8-K and there can be no assurances that any forward-looking statements will be achieved.  Substantial risks and uncertainties arise from the Company’s inability to be current in its periodic reporting obligations under the federal securities laws, including the following:

•
the Company’s inability, at this time, to predict the outcome of the pending Section 12(j) administrative proceeding initiated by the SEC to suspend or revoke the registration of the Company’s common stock under Section 12(j) of the Securities Exchange Act of 1934, as amended, because of its inability to be current in its periodic reporting obligations under the federal securities laws or of any available appeals that may follow; consequently, should the registration of the Company’s common stock be suspended or revoked, brokers, dealers and other market participants would be prohibited from buying, selling, making market in, publishing quotations of or otherwise effecting transactions with respect to such common stock and, as a result, public trading of the Company’s common stock would cease and investors would find it difficult to acquire or dispose of the Company’s common stock or obtain accurate quotations of the Company’s common stock, which could result in a significant decline in the value of the Company’s common stock, and the Company’s business may be adversely impacted, including, without limitation, an adverse impact on the Company’s ability to issue stock to raise equity capital, engage in business combinations or provide employee incentives;

•
the ineffectiveness of the Company’s disclosure controls and procedures resulting in its inability to file its periodic reports under the federal securities laws in a timely manner due to material weaknesses and significant deficiencies in internal control over financial reporting and the potential that the Company may be unable to effectively implement appropriate remedial measures in a timely manner;

•
the continuation of material weaknesses or the discovery of additional material weaknesses in the Company’s internal control over financial reporting and any delay in the implementation of remedial measures; and

•
continued diversion of management’s attention from business operations and the incurrence of substantial expenses as a result of the Company’s efforts to become current in its periodic reporting obligations and remediate material weaknesses;

The Company undertakes no commitment to update or revise forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: July 6, 2010	By: /s/ Stephen M. Swad
Name: Stephen M. Swad Title: Executive Vice President and Chief Financial Officer